EXECUTION COPY

364-DAY CREDIT AGREEMENT

by and among

CINCINNATI FINANCIAL CORPORATION,

and

CFC INVESTMENT COMPANY,

as Borrowers,

and

FIFTH THIRD BANK,

as Lender

Table of Contents

Page

Article 1

DEFINITIONS AND ACCOUNTING TERMS

1

Section 1.01

Certain Defined Terms.

1

Section 1.02

Computation of Time Periods.

10

Section 1.03

Accounting Terms.

10

Article 2

AMOUNTS AND TERMS OF THE LOANS

11

Section 2.01

The Loans.

11

Section 2.02

Making the Loans; Notice of Borrowing.

11

Section 2.03

Notes.

12

Section 2.04

Certain Fees.

12

Section 2.05

Termination; Reduction of Commitment.

12

Section 2.06

Payment at Maturity.

13

Section 2.07

Interest.

13

Section 2.08

Additional Interest on Eurodollar Rate Loans.

14

Section 2.09

Interest Rate Determinations.

14

Section 2.10

Voluntary Conversion and Continuation of Loans.

15

Section 2.11

Repayments of Loans.

15

Section 2.12

Increased Costs.

16

Section 2.13

Illegality.

16

Section 2.14

Payments and Computations.

17

Section 2.15

Taxes.

17

Section 2.16

Set-Off.

18

Section 2.17

Evidence of Indebtedness.

18

Article 3

CONDITIONS OF LENDING

19

Section 3.01

Conditions Precedent to Initial Borrowing.

19

Section 3.02

Conditions Precedent to Each Borrowing.

20

i

Table of Contents

(continued)

Page

Article 4

REPRESENTATIONS AND WARRANTIES

20

Section 4.01

Representations and Warranties of the Borrowers.

20

Article 5

COVENANTS OF THE BORROWERS

23

Section 5.01

Covenants.

23

Article 6

EVENTS OF DEFAULT

28

Section 6.01

Events of Default.

28

Article 7

MISCELLANEOUS

30

Section 7.01

Amendments, Etc.

30

Section 7.02

Notices, Etc.

30

Section 7.03

No Waiver; Remedies.

31

Section 7.04

Costs, Expenses and Indemnification.

31

Section 7.05

Binding Effect.

32

Section 7.06

Assignments and Participations.

32

Section 7.07

Governing Law; Jurisdiction and Venue.

34

Section 7.08

Severability.

35

Section 7.09

Execution in Counterparts.

35

Section 7.10

Survival.

35

Section 7.11

Waiver of Jury Trial.

35

Section 7.12

Confidentiality.

35

Section 7.13

Nonliability of Lenders.

36

ATTACHMENTS TO CREDIT AGREEMENT

EXHIBITS

Exhibit A

Form of Notice of Borrowing

Exhibit B

Form of Promissory Note

Exhibit C

Form of Opinion of Counsel to the Borrower

Exhibit D

Form of Compliance Certificate

ii

CREDIT AGREEMENT dated as of May 31, 2005 among CINCINNATI FINANCIAL CORPORATION, an Ohio corporation (“Holdings”), and CFC INVESTMENT COMPANY, an Ohio corporation (“CFC”) (hereinafter, together with their successors and assigns, collectively, the “Borrowers” and each individually a “Borrower”), and FIFTH THIRD BANK, an Ohio banking corporation, as lender (the “Lender”).

RECITALS

WHEREAS, Borrowers have requested that the Lender make loans to them in an aggregate principal amount not exceeding Fifty Million and 00/100 Dollars ($50,000,000.00) at any one time outstanding; and

WHEREAS, the Lender is prepared to make such loans upon the terms and conditions hereof.

NOW THEREFOR, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Borrowers and the Lender agree as follow:

ARTICLE 1

DEFINITIONS AND ACCOUNTING TERMS

Section 1.1

Certain Defined Terms.

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person.  For the purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession (directly or indirectly) of the power to direct or to cause the direction of the management or the policies of such Person, whether through the ownership of shares of any class in the capital or any other voting securities of such Person or by contract or otherwise.

“Agreement” means this Credit Agreement, as the same may hereafter be supplemented, modified, amended or amended and restated from time to time.

“Annual Statement” means the annual statutory financial statement required to be filed by any Regulated Insurance Company with the Applicable Insurance Regulatory Authority.

“Applicable Insurance Regulatory Authority” shall mean, when used with respect to any Regulated Insurance Company, the insurance department or similar administrative authority or agency located in (x) each state in which such Regulated Insurance Company is domiciled, or (y) to the extent asserting regulatory jurisdiction over such Regulated Insurance Company, the insurance department, authority or agency in each state in which such Regulated Insurance Company is licensed, and shall include any Federal insurance regulatory department, authority or agency that may be created and that asserts regulatory jurisdiction over such Regulated Insurance Company.

“Applicable Margin” means a rate per annum equal to 0.45% for any Loan that is a Eurodollar Rate Loan.

“Base Rate” means, for any period, a fluctuating interest rate per annum (calculated on a 365/366-day basis) in effect from time to time equal to the higher of: (a) the rate of interest announced publicly by the Lender from time to time as Lender’s base rate; and (b) .50% above the Federal Funds Rate for such period.

“Base Rate Loan” means a Loan  which bears interest at  the Base Rate.

 “Borrowing” means a borrowing consisting of a Loan made by the Lender pursuant to Section 2.01.

“Business Day” means a day of the year on which banks are not required or authorized to close in Cincinnati, Ohio and, if the applicable Business Day relates to any Eurodollar Rate Loan, on which dealings are carried on in the London interbank market.

“CCC” means The Cincinnati Casualty Company, an Ohio corporation.

“CFC” means CFC Investment Company, an Ohio corporation.

“CFCM” means CinFin Capital Management Company, an Ohio corporation.

“Change in Control” means the occurrence of any of the following events: (i) Holdings shall cease to own, directly or indirectly (on an unencumbered basis) 100% of the issued and outstanding Voting Stock of CIC, CFC or CFCM; or (ii) CIC shall cease to own, directly or indirectly (on an unencumbered basis) 100% of the issued and outstanding Voting Stock of CCC, Cincinnati Indemnity or Cincinnati Life; or (iii) any Person or “group” (within the meaning of Sections 13(d) and 14(d) under the Exchange Act), shall have (A) acquired a beneficial ownership interest of 25% or more on a fully diluted basis of the voting interest in Holdings’ capital stock or (B) obtained the power (whether or not exercised) to elect a majority of the Holdings’ directors.

“CIC” means The Cincinnati Insurance Company, an Ohio corporation.

“Cincinnati Indemnity” means The Cincinnati Indemnity Company, an Ohio corporation.

“Cincinnati Life” means The Cincinnati Life Insurance Company, an Ohio corporation.

“Closing Date” means the earliest date as of which the conditions precedent to effectiveness set forth in Section 3.01 shall have been satisfied or waived.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Commitment” has the meaning specified in Section 2.01(a).

 “Consolidated” refers to the consolidation of accounts of the Borrowers and their Subsidiaries in accordance with GAAP.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the financial obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a Letter of Credit, but excluding (a) the endorsement of instruments for deposit or collection in the ordinary course of business and (b) obligations incurred by any Regulated Insurance Company in the ordinary course of its financial guaranty or other business.

“Continuation”, “Continue” and “Continued” each refers to a continuation of Eurodollar Rate Loans from one Interest Period to the next Interest Period pursuant to Section 2.10(b).

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrowers or any of their Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Convert”, “Conversion” and “Converted” each refers to a conversion of Loans of one Type into Loans of the other Type including, without limitation, the Conversion of Loans pursuant to Section 2.09 or Section 2.10(a).

“Current Balance Sheet” has the meaning specified in Section 4.01(e).

“Default” means an event that, with notice or lapse of time or both, would become an Event of Default.

“Eligible Assignee” means:

(a)

a Lender and any Affiliate of the Lender (excluding any such Affiliate primarily engaged in the Insurance Business);

(b)

a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000;

(c)

a savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; and

(d)

a finance company or other financial institution or fund (whether a corporation, partnership or other Person, but excluding any corporation, partnership or other Person primarily engaged in the Insurance Business) which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, and having total assets in excess of $500,000,000.

“Environmental Law” means any federal, state or local governmental law, rule, regulation, order, writ, judgment, injunction or decree relating to pollution or protection of the environment or the treatment, storage, disposal, release, threatened release or handling of Hazardous Materials, including, without limitation, Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Atomic Energy Act and the Federal Insecticide, Fungicide and Rodenticide Act, in each case, as amended from time to time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Rate” means, for any Interest Period for each Eurodollar Rate Loan, the London Interbank Offer Rate (rounded upward, if necessary, to the nearest whole multiple of 1/16 of 1% per annum) appearing on the Telerate Page 3750 as of 11:00 A.M. (London time) on the date (as to any Interest Period, the “Determination Date”) that is two (2) Business Days before the first day of such Interest Period, for a period equal to such Interest Period.  The Eurodollar Rate for any Interest Period for each Eurodollar Rate Loan shall be determined by the Lender on the basis of the applicable rate appearing on Telerate Page 3750 as aforesaid  on the Determination Date for such Interest Period, subject, however, to the provisions of Section 2.09.

“Eurodollar Rate Loan” means a Loan which bears interest at rates based upon the Eurodollar Rate.

“Eurodollar Rate Reserve Percentage” for any Interest Period for any Eurodollar Rate Loan, means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any

successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

“Events of Default” has the meaning specified in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Lender from three Federal funds brokers of recognized standing selected by it.

“Fifth Third Bank” means Fifth Third Bank, an Ohio banking corporation.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” means the federal government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government including, without limitation, any Applicable Insurance Regulatory Authority.

“Hazardous Materials” means (a) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, and radon gas, (b) any substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous wastes”, “restricted hazardous wastes”, “toxic substances”, “toxic pollutants”, “contaminants” or “pollutants”, or words of similar meaning and regulatory effect, under any Environmental Law and (c) any other substance exposure to which is regulated under any Environmental Law.

“Holdings” means Cincinnati Financial Corporation, an Ohio corporation.

“Indebtedness” of a Person means, without duplication, such Person’s (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (excluding accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or similar instruments, (e) obligations under capital leases which would be shown as a liability on a balance sheet in accordance with GAAP, (f) net Rate Hedging Obligations, (g) Contingent Obligations, (h) obligations for which such Person is obligated pursuant to or in respect of a Letter of Credit and (i) repurchase obligations or liabilities of such Person with respect to accounts, notes receivable or securities sold by such Person (but excluding the obligations of any Regulated Insurance Company in respect of the repurchase of securities pursuant to repurchase agreements or the lending of securities pursuant to securities lending arrangements, in each case, entered into in the ordinary course of business).

“Indebtedness for Borrowed Money” means (a) Indebtedness for money borrowed and (b) Contingent Obligations in respect of Indebtedness for money borrowed, excluding such Contingent Obligations incurred by any Regulated Insurance Company in the ordinary course of its Insurance Business; provided that there shall be included in any computation of Indebtedness for money borrowed described in (b) the entire principal amount of the Contingent Obligation.

“Insurance Business” means the business of selling, issuing or underwriting insurance or reinsurance.

“Interest Period” means, with respect to any Eurodollar Rate Loan, the period beginning on the date such Eurodollar Rate Loan is made or Continued, or Converted from a Base Rate Loan, and ending on the last day of the period selected by the Borrowers pursuant to the provisions below.  The duration of each Interest Period shall be a one or two week period or one, two or three months, as the Borrowers may, upon notice received by the Lender not later than12:00 P.M. (Cincinnati, Ohio time) on the third Business Day prior to the first day of such Interest Period, select; provided that:

(e)

the Borrowers may not select any Interest Period that ends after the Maturity Date;

(f)

each Interest Period (other than a 1 or 2 week Interest Period) that begins on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the calendar month, one, two or three months later, as applicable; and

(g)

whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

“Lending Office” means, with respect to the Lender, its principal office listed on the signature pages hereof, or such other office designated in writing to Holdings.

“Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

“License” means any license, certificate of authority, permit or other authorization which is required to be obtained from the Governmental Authority in connection with the operation, ownership or transaction of Insurance Business.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement having substantially the same effect as a lien, including, without limitation, the lien or retained security title of a conditional vendor.

“Loan” has the meaning specified in Section 2.01(a).

“Loan Documents” means this Agreement, the Notes and any other agreement, instrument, certificate or document executed in connection with or pursuant to this Agreement, as the same may hereafter be modified, amended or restated from time to time.

“Margin Stock” means margin stock within the meaning of Regulation U.

“Material Adverse Effect” means a material adverse effect on (i) the business, condition (financial or otherwise), results of operations or prospects of the Borrowers and their Subsidiaries, taken as a whole, (ii) the legality, validity or enforceability of this Agreement or (iii) the rights or remedies of the Lender or the ability of the Borrowers or any of their Subsidiaries to perform its respective obligations to the Lender under the Loan Documents to which it is a party.

“Maturity Date” means May 30, 2006.

“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrowers or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

“NAIC” means the National Association of Insurance Commissioners or any successor thereto, or in lieu thereof, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissions and similar Governmental Authorities of the various states of the United States of America toward the promotion of uniformity in the practices of such Governmental Authorities.

“Net Worth” of any Person means, at any date of determination, the sum of the capital stock (including, without limitation, its preferred stock), retained earnings and any other account which in accordance with GAAP, constitutes stockholders equity.

“Note” has the meaning specified in Section 2.03.

“Notice of Borrowing” has the meaning specified in Section 2.02(a).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor.

“Permitted Liens” has the meaning specified in Section 5.01(l).

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means an employee pension benefit plan, as defined in Section 3(2) of ERISA, maintained, sponsored or contributed to by the Borrowers or any of their Subsidiaries or, with respect to such a plan that is subject to Title IV of ERISA, by any member of the Controlled Group.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Quarterly Statement” means the quarterly statutory financial statement of any Regulated Insurance Company required to be filed with any Applicable Insurance Regulatory Authority, which statement shall be in the form required by such Applicable Insurance Regulatory Authority, if no specific form is so required, in the form of financial statements recommended by the NAIC to be used for filing quarterly statutory financial statements and shall contain the type of information recommended by the NAIC to be disclosed therein, together with all exhibits or schedules filed therewith.

“Rate Hedging Obligations” of a Person, means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto (and, in the case of any Rate Hedging Obligation of the Borrowers, designed to protect a Borrower) from the fluctuations of interest rates, exchange rates or forward rates applicable to such party’s assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (b) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

“Regulated Insurance Company” means any Subsidiary of a Borrower, whether now owned or hereafter acquired, that is authorized or admitted to carry on or transact Insurance Business in any jurisdiction and is regulated by an Applicable Insurance Regulatory Authority.

“Regulations T, U and X” means Regulations T, U and X issued by the Board of Governors of the Federal Reserve System, as from time to time amended.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Responsible Officer” of the Borrowers means any senior officer of Holdings designated as such in writing by the Borrowers to, and found acceptable by, the Lender.

“SAP” means the accounting procedures and practices prescribed or permitted by the Applicable Insurance Regulatory Authority.

“Single Employer Plan” means a Plan subject to Title IV of ERISA maintained by the Borrowers or any member of the Controlled Group for employees of the Borrowers or any member of the Controlled Group, other than a Multiemployer Plan.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Substantial Portion” means, with respect to the Property of the Borrowers and their Subsidiaries, Property which represents more than five percent (5%) of the Consolidated assets of the Borrowers and their Subsidiaries as would be shown in the Consolidated statements of the Borrowers and their Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made.

“Termination Event” means, with respect to a Plan which is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of a Borrower or any other member of the Controlled Group from such Plan during a plan year in which such Borrower or any other member of the Controlled Group was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA, (c) the termination of such Plan, the filing of a notice of intent to terminate such Plan or the treatment of an amendment of such Plan as a termination under Section 4041 of ERISA or (d) the institution by the PBGC of proceedings to terminate such Plan, in each case which could reasonably be expected to have a Material Adverse Effect.

“Total Capitalization” means, at any time, the sum of Indebtedness for Borrowed Money and Net Worth, at such time.

“Type” refers to whether a Loan is a Base Rate Loan or a Eurodollar Rate Loan.

“Unfunded Liabilities” means the amount (if any) by which the present value of all vested and unvested accrued benefits under a Single Employer Plan exceeds the fair market value of assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using the PBGC actuarial assumptions utilized for purposes of determining the current liability for purposes of such valuation.

“Voting Stock” means, for any Person at any time, the outstanding securities of such Person entitled to vote generally in an election of directors of such Person.

“Wholly-Owned Subsidiary” of a Person means (a) any Subsidiary all of the outstanding voting securities of which (other than directors’ qualifying shares) shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Wholly-Owned Subsidiary” shall mean a Wholly-Owned Subsidiary of a Borrower.

Section 1.2

Computation of Time Periods.

In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” mean “to but excluding”.

Section 1.3

Accounting Terms.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP or statutory accounting principals, as the case may be, consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e).  All financial computations or determinations to be made under this Agreement shall, unless otherwise specifically provided herein, be made in accordance with the financial statements referred to in Section 4.01(e) and shall be made on a Consolidated basis.

ARTICLE 2

AMOUNTS AND TERMS OF THE LOANS

Section 2.1

The Loans.

(a)

Commitment.  The Lender agrees, on the terms and conditions hereinafter set forth, to make a loan or loans (each, a “Loan” and, collectively, the “Loans”) to the Borrowers from time to time on any Business Day during the period from the Closing Date until the Maturity Date in an aggregate amount not to exceed at any time outstanding Fifty Million Dollars ($50,000,000) (the “Commitment”).

(b)

Amount of Borrowings.  Each Borrowing and each Conversion or Continuation thereof (i) shall (except as otherwise provided in Section 2.09(d)) be in an aggregate amount not less than $1,000,000 or an integral multiple of $500,000 in excess thereof for Borrowings consisting of Base Rate Loans, and in an aggregate amount not less than $3,000,000 or an integral multiple of $1,000,000 in excess thereof for Borrowings consisting of Eurodollar Rate Loans and (ii) shall consist of Loans of the same Type (and, if such Loans are Eurodollar Rate Loans, having the same Interest Period) made, Continued or Converted on the same day.  Within the limits of the Commitment, the Borrowers may from time to time borrow, prepay pursuant to Section 2.11(a) and reborrow under this Section 2.01.  Notwithstanding the foregoing, at no time during the term of this Agreement, shall there be more than four (4) Borrowings outstanding which consist of Eurodollar Rate Loans.

Section 2.2

Making the Loans; Notice of Borrowing.

(a)

Notice of Borrowing.

(i)

Each Borrowing shall be made on notice, given not later than 12:00 P.M. (Cincinnati, Ohio time) on the third Business Day prior to the date of such Borrowing (in the case of a Borrowing consisting of Eurodollar Rate Loans) or given not later than 12:00 P.M. (Cincinnati, Ohio time) on the Business Day of such Borrowing (in the case of a Borrowing consisting of Base Rate Loans), by the Borrowers to the Lender.

(ii)

Each such notice of a Borrowing (a “Notice of Borrowing”) shall be in writing in substantially the form of Exhibit A hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Loans comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing consisting of Eurodollar Rate Loans, initial Interest Period for each such Loan.

(iii)

The Lender shall, before 1:00 P.M. (Cincinnati, Ohio time) on the date of such Borrowing make available to the Borrower at its Lending Office, in same day funds, the amount of such Borrowing.

(b)

Eurodollar Rate Loans.  Each Notice of Borrowing shall be irrevocable and binding on the Borrowers.  In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Loans, the Borrowers shall indemnify the Lender against any loss, cost or expense (excluding loss of profit) reasonably incurred by the Lender as a result of any failure to make such Borrowing (including, without limitation, as a result of any failure to fulfill, on or before the date specified in such Notice of Borrowing, the applicable conditions set forth in Article 3) and the liquidation or reemployment of deposits or other funds acquired by the Lender to fund the Loan to be made by the Lender as part of such Borrowing.  A certificate as to the amount of such losses, costs and expenses, submitted to the Borrowers by the Lender, shall be conclusive and binding for all purposes, absent manifest error.

Section 2.3

Notes.

The Borrowers’ obligation to pay the principal of, and interest on, the Loans made to it by the Lender shall be evidenced by a promissory note substantially in the form of Exhibit B with blanks appropriately completed in conformity herewith (each, as amended and restated, supplemented or modified, a “Note” and collectively, the “Notes”).  The Note issued to the Lender shall (i) be executed by the Borrowers, (ii) be payable to the order of the Lender and be dated the Closing Date (or if issued after the Closing Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Commitment and be payable in a principal amount equal to the amount of the Loans made by the Lender and which are outstanding from time to time, (iv) mature on the Maturity Date, (v) bear interest as provided in Section 2.07 in respect of the Base Rate Loans and Eurodollar Rate Loans, as the case may be, (vi) be subject to voluntary prepayment as provided in Section 2.11(a) and mandatory repayment as provided in Section 2.11(b) and (vii) be entitled to the benefits of this Agreement and the other Loan Documents.

Section 2.4

Intentionally Omitted.

Section 2.5

Termination; Reduction of Commitment.

(a)

Termination of Commitment.  The Commitment of the Lender shall be automatically terminated at 5:00 P.M. (Cincinnati, Ohio time) on the Maturity Date unless terminated earlier in accordance with the terms hereof.

(b)

Voluntary Reduction of Commitment.  In addition, Borrowers shall have the right, upon at least three (3) Business Days notice to the Lender, to terminate in whole or in part the unused portions of the respective Commitment; provided that the aggregate amount of the Commitment shall not be reduced to an amount which is less than the aggregate principal amount of the Loans then outstanding; and provided further that each partial reduction shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.  Once reduced or terminated, the Commitment may not be reinstated.

Section 2.6

Payment at Maturity.

On the Maturity Date, Borrowers shall repay the principal amount of each Loan, together with any accrued and unpaid interest.

Section 2.7

Interest.

(a)

Ordinary Interest.  Borrowers shall pay interest on the unpaid principal amount of each Loan made by the Lender, from the date of such Loan until such principal amount shall be paid in full, at the following rates per annum:

(i)

Base Rate Loans.  While such Loan is a Base Rate Loan, a rate per annum equal to the Base Rate in effect from time to time, payable quarterly in arrears on the last Business Day of each March, June, September and December and on the date such Base Rate Loan shall be Converted or paid in full.

(ii)

Eurodollar Rate Loans.  While such Loan is a Eurodollar Rate Loan, a rate per annum for each Interest Period for such Loan equal to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin, payable on the last day of such Interest Period and, on each date on which such Eurodollar Rate Loan shall be Continued, Converted or paid in full.

(b)

Default Interest.  Notwithstanding the foregoing, if any Event of Default shall have occurred and be continuing, Borrowers shall pay interest on:

(i)

the unpaid principal amount of each Loan owing to the Lender, payable on demand, at a rate per annum equal at all times to four percent (4%) per annum above the rate per annum required to be paid on such Loan pursuant to Section 2.07(a)(i) or Section 2.07(a)(ii), as applicable; provided that if such Event of Default shall be continuing at the end of any Interest Period for any Eurodollar Rate Loan, such Loan shall forthwith be Converted to a Base Rate Loan bearing interest as aforesaid in this Section 2.07(b)(i); and

(ii)

the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable on demand (and in any event in arrears on the date such amount shall be paid in full), at a rate per annum equal at all times to four percent (4%) per annum above the rate per annum required to be paid on Base Rate Loans pursuant to Section 2.07(a)(i) above.

Section 2.8

Additional Interest on Eurodollar Rate Loans.

Borrowers shall pay to the Lender additional interest on the unpaid principal amount of each Eurodollar Rate Loan, from the date of such Loan until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for each Interest Period for such Loan from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period, payable on each date on which interest is payable on such Loan.  Such additional interest shall be determined by the Lender and notified to the Borrowers.

Section 2.9

Interest Rate Determinations.

(a)

Notice to Lender.  The Lender shall give prompt notice to the Borrowers of the applicable interest rates determined by the Lender for the purposes of Section 2.07.

(b)

Increased Cost on Eurodollar Rate Loans.  If, with respect to any Eurodollar Rate Loans, the Lender notifies the Borrower showing calculations in reasonable detail that the Eurodollar Rate for any Interest Period for such Loans will not adequately reflect the cost to the Lender of making, funding or maintaining their respective Eurodollar Rate Loans for such Interest Period:

(i)

each Eurodollar Rate Loan will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Loan; and

(ii)

the obligation of the Lender to make or Continue, or to Convert Loans into, Eurodollar Rate Loans shall be suspended until the Lender shall notify the Borrowers that the circumstances causing such suspension no longer exist.

(c)

Failure to Select Interest Period.  If Borrowers shall fail to select the duration of any Interest Period for any Eurodollar Rate Loans in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the Lender will forthwith so notify the Borrowers and such Loans will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Loans.

(d)

Conversion upon an Event of Default.  Upon the occurrence and during the continuance of any Event of Default, (x) each Eurodollar Rate Loan will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Loan, and (y) the obligation of the Lender to make or Continue, or to Convert Loans into, Eurodollar Rate Loans shall be suspended.

Section 2.10

Voluntary Conversion and Continuation of Loans.

(a)

Optional Conversion.  Borrowers may on any Business Day, upon written notice given to the Lender not later than 12:00 P.M. (Cincinnati, Ohio time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.09 and Section 2.13, Convert all or any portion of the outstanding Loans of one Type comprising part of the same Borrowing into Loans of the other Type; provided that (i) any Conversion of Base Rate Loans into Eurodollar Rate Loans shall be in an amount not less than the minimum amount specified in Section 2.01(b) and (ii) in the case of any such Conversion of a Eurodollar Rate Loan into a Base Rate Loan on a day other than the last day of an Interest Period therefor, the Borrowers shall reimburse the Lender in respect thereof pursuant to Section 7.04(b).  Each such notice of a Conversion shall, within the restrictions specified above, specify (x) the date of such Conversion, (y) the Loans to be Converted, and (z) if such Conversion is into Eurodollar Rate Loans, the duration of the initial Interest Period for each such Loan.  Each notice of Conversion shall be irrevocable and binding on the Borrowers.

(b)

Continuations.  The Borrowers may, on any Business Day, upon notice given to the Lender not later than 12:00 P.M. (Cincinnati, Ohio time) on the third Business Day prior to the date of the proposed Continuation and subject to the provisions of Section 2.09 and Section 2.13, Continue all or any portion of the outstanding Eurodollar Rate Loans comprising part of the same Borrowing for one or more Interest Periods; provided that (i) Eurodollar Rate Loans so Continued and having the same Interest Period shall be in an amount not less than the minimum amount specified in Section 2.01(b) and (ii) in the case of any such Continuation on a day other than the last day of an Interest Period therefor, Borrowers shall reimburse the Lender in respect thereof pursuant to Section 7.04(b).  Each such notice of a Continuation shall, within the restrictions specified above, specify: (x) the date of such Continuation, (y) the Eurodollar Rate Loans to be Continued, and (z) the duration of the initial Interest Period (or Interest Periods) for the Eurodollar Rate Loans subject to such Continuation.  Each notice of Continuation shall be irrevocable and binding on the Borrowers.

Section 2.11

Repayments of Loans.

(a)

Voluntary Repayments.  Borrowers may, on notice given not later than 12:00 P.M. (Cincinnati, Ohio time) on the second Business Day prior to the date of the proposed prepayment of Loans (in the case of an Eurodollar Rate Loans) or given not later than 12:00 P.M. (Cincinnati, Ohio time) on the Business Day of the proposed prepayment of Loans (in the case of Base Rate Loans), stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given Borrowers shall, prepay the outstanding principal amounts of the Loans comprising part of the same Borrowing in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 or integral multiples of $1,000,000 in excess thereof and (y) in the case of any such prepayment of a Eurodollar Rate Loan on a day other than the last day of an Interest Period therefor, the Borrowers shall reimburse the Lender in respect thereof pursuant to Section 7.04(b).

(b)

Mandatory Repayments.  On any day on which the sum of the aggregate outstanding principal amount of the Loans exceeds the Commitment as then in effect, Borrowers shall repay principal of Loans in an amount equal to such excess.  With respect to each repayment of Loans required by this Section 2.11(b), Borrowers may designate the Types of Loans which are to be repaid and, in the case of the Eurodollar Rate Loans, the specific Borrowing or Borrowings pursuant to which made.  In the absence of a designation by the Borrowers as described in the preceding sentence, the Lender shall, subject to the above, make such designation in its sole discretion.

Section 2.12

Increased Costs.

If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation, or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans, then Borrowers shall from time to time, upon demand by the Lender pay to the Lender additional amounts sufficient to compensate the Lender for the increased cost.

Section 2.13

Illegality.

Notwithstanding any other provision of this Agreement, if the Lender shall notify the Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for the Lender to perform its obligations hereunder to make or Continue Eurodollar Rate Loans or to fund or otherwise maintain Eurodollar Rate Loans hereunder, (i) the obligation of the Lender to make or Continue, or to Convert Loans into, Eurodollar Rate Loans shall be suspended until the Lender shall notify the Borrowers that the circumstances causing such suspension no longer exist and (ii) each Eurodollar Rate Loan of the Lender shall convert into a Base Rate Loan at the end of the then current Interest Period for such Eurodollar Rate Loan or, if earlier, the effective date of such change in, or interpretation of, such law or regulation.

Section 2.14

Payments and Computations.

(a)

Payments.  Borrowers shall make each payment hereunder without set-off or counterclaim not later than 12:00 P.M. (Cincinnati, Ohio time) on the day when due in U.S. dollars to the Lender at its Lending Office in same day funds.

(b)

Computations of Interest.  All computations of interest based on the Base Rate shall be made by the Lender on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.  All computations of interest based on the Eurodollar Rate or the Federal Funds Rate shall be made by the Lender, and all computations of interest pursuant to Section 2.08 shall be made, on the basis of a year of 360 days, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fee is payable.  Each determination by the Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c)

Payments on Business Days.  Whenever any payment hereunder would be due on a day other than a Business Day, such due date shall be extended to the next succeeding Business Day, and any such extension of such due date shall in such case be included in the computation of payment of interest; provided however that if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

Section 2.15

Taxes.

(a)

Payment of Taxes.  Any and all payments by the Borrowers hereunder shall be made, in accordance with Section 2.14, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which the Lender is organized or any political subdivision thereof and taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of the Lender’s Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”).  If Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrowers shall make such deductions and (iii) Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b)

Other Taxes.  In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as “Other Taxes”).

(c)

Indemnity.  Borrowers will indemnify the Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.15) paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 90 days from the date the Lender makes written demand therefor.  A certificate as to the amount of such Taxes and Other Taxes, submitted to the Borrowers by the Lender, shall be conclusive and binding (as between the Borrowers and the Lender) for all purposes, absent manifest error.

(d)

Change of Location of Lending Office.  If the Lender claims any additional amounts payable pursuant to this Section 2.15, it shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of the Lender, be otherwise disadvantageous to the Lender.

Section 2.16

Set-Off.

Set-Off Rights.  Without limiting any of the obligations of the Borrowers or the rights of the Lender hereunder, if the Borrowers shall fail to pay when due (whether at stated maturity, by acceleration or otherwise) any amount payable by it hereunder or under any Note the Lender may, with three Business Days prior notice to the Borrowers, set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final, in any currency, matured or unmatured) and other obligations and liabilities at any time held or owing by the Lender or any branch or agency thereof to or for the credit or account of the Borrowers.  The Lender shall promptly provide notice of such set-off to the Borrowers.

Section 2.17

Evidence of Indebtedness.

(a)

Lender’s Records.  The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrowers to the Lender resulting from the Loan made by the Lender, including the amounts of principal and interest payable and paid to the Lender from time to time hereunder.

(b)

Lender’s Records.  The Lender shall maintain accounts in which it shall record (i) the date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to the Lender hereunder and (iii) the amount of any sum received by the Lender hereunder.

(c)

Evidence of Borrowings.  The entries made in the accounts maintained pursuant to clause (a) or (b) of this Section 2.17 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

ARTICLE 3

CONDITIONS OF LENDING

Section 3.1

Conditions Precedent to Initial Borrowing.

The obligation of the Lender to make a Loan on the date of the initial Borrowing is subject to the condition precedent that the Lender shall have received the following, each (unless otherwise specified below) dated the Closing Date, in form and substance satisfactory to the Lender:

(a)

Charter Documents.  Certified copies of (x) the articles of incorporation, code of regulations  or other appropriate organizational documents of each Borrower and each of their Subsidiaries, (y) the resolutions of the Board of Directors of Holdings and the Board of Directors of CFC authorizing and approving this Agreement and the transactions contemplated hereby, and (z) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.

(b)

Secretary Certificate.  A certificate of the Secretary or an Assistant Secretary of each Borrower certifying the names and true signatures of the officers of each Borrower authorized to sign this Agreement and/or the other Loan Documents to be delivered hereunder.

(c)

Good Standing Certificate.  Certificates from the respective Secretary of State of each jurisdiction of organization of each Borrower each dated a date reasonably close to the Closing Date as to the good standing of and charter documents filed by the Borrowers and such Subsidiaries.

(d)

Legal Opinion.  A favorable opinion of Mark J. Huller, in-house counsel to Holdings, substantially in the form of Exhibit C hereto.

(e)

Officer’s Certificate.  A certificate of a Responsible Officer of each Borrower certifying that (i) no Default or Event of Default as of the Closing Date has occurred and is continuing, and (ii) the representations and warranties contained in Section 4.01 are true and correct on and as of the Closing Date.

(f)

Miscellaneous.  Such other approvals, opinions and documents relating to this Agreement and the transactions contemplated hereby as the Lender reasonably request.

Section 3.2

Conditions Precedent to Each Borrowing.

The obligation of the Lender to make a Loan on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrowers of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrowers that on the date of such Borrowing such statements are true):

(a)

Accuracy of Representations and Warranties.  The representations and warranties contained in Section 4.01 are true and correct in all respects on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

(b)

No Defaults.  No Default or Event of Default, has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds.

(c)

Amount of Borrowing.  The making of such Loan shall not result in the sum of all outstanding Borrowings exceeding the Commitment.

(d)

Compliance With Laws.  It shall not be unlawful (i) for the Lender to perform any of its agreements or obligations under any of the Loan Documents to which the Lender is a party on the date of such Loan or (ii) for any Borrower to perform any of its material agreements or obligations under any of the Loan Documents.

(e)

No Material Adverse Effect.  No event or condition shall have resulted in a Material Adverse Effect since the date of the last Borrowing hereunder.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Section 4.1

Representations and Warranties of the Borrowers.

Each Borrower represents, warrants and agrees as follows:

(a)

Organization.  Each Borrower and each of their Subsidiaries (i) are duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) are duly qualified and in good standing as a foreign corporation in each other jurisdiction in which such Borrower or Subsidiary of Borrower owns or leases property or in which the conduct of such Person’s business requires it to so qualify or be licensed and where, in each case, failure so to qualify and be in good standing could have a Material Adverse Effect and (iii) have all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

(b)

No Contravention of Laws, Agreements or Organizational Documents.  The execution, delivery and performance by each of the Borrowers of the Loan Documents to which such Person is a party are within such Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the articles of incorporation, code of regulations or other organizational documents of such Borrower, (ii) contravene any contractual restriction binding on such Borrower (iii) violate any law, rule or regulation (including, without limitation, the Securities Act of 1933 and the Exchange Act and the regulations thereunder, and Regulations U and X issued by the Board of Governors of the Federal Reserve System, each as amended from time to time), or order, writ, judgment, injunction, decree, determination or award.  Neither the Borrowers nor any of their Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any contractual restriction binding upon it, except for such violation or breach which would not have a Material Adverse Effect.

(c)

Approvals.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required (other than those which have been obtained) for the due execution, delivery and performance by the Borrowers of the Loan Documents to which it is a party.

(d)

Binding Obligation.  This Agreement and the other Loan Documents are legal, valid and binding obligation of the Borrowers enforceable against the Borrowers in accordance with their respective terms.

(e)

Financial Statements.  (i)  The Borrowers have heretofore furnished to the Lender their audited Consolidated balance sheet (“Current Balance Sheet”) and statements of earnings, equity and cash flows as at and for the fiscal year ended December 31, 2004, and such financial statements fairly present, in all material respects, the Consolidated financial condition and results of operations of the Borrowers and their Subsidiaries as at the date thereof and for such fiscal year, all in accordance with GAAP in, (ii) the Borrowers have heretofore furnished to the Lender the Annual Statement of each of CIC, CCC, Cincinnati Indemnity and Cincinnati Life for the fiscal year ended December 31, 2004, as filed, in each case, with the Applicable Insurance Regulatory Authority, and such Annual Statements present fairly, in all material respects, the financial condition of such Regulated Insurance Company, as applicable, as at, and the results of operations for the fiscal year ended December 31, 2004, in accordance with SAP as in effect on December 31, 2004; and (iii) since December 31, 2004, there has been no Material Adverse Change.

(f)

No Actions.  Other than as disclosed in filings of Holdings with the Securities and Exchange Commission, there are no actions, suits or proceedings pending or threatened in writing or proceeding affecting the Borrowers or any of their Subsidiaries before any court, governmental agency or arbitrator which is reasonably likely to have a Material Adverse Effect based on information currently known by Borrowers.

(g)

Margin Stock.  Borrowers are not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loan will be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock.  The Borrowers are, and after applying the proceeds of each Loan, will be in compliance with its obligations under Section 5.01(b).  If requested by the Lender, Borrowers will furnish to the Lender a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U, the statements made in which shall be such, in the opinion of the Lender, as to permit the transactions contemplated hereby in accordance with Regulation U.  No portion of any Loan under this Agreement shall be used by a Borrower in violation of Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other Regulation of such Board, as in effect on the date or dates of such Loan and such use of proceeds.

(h)

Investment Company.  No Borrower is an “investment company”, or a Person “controlled by” an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.

(i)

Disclosures.  All information that has been made available by the Borrowers or any of their representatives to the Lender in connection with the negotiation of this Agreement was, on or as of the dates on which such information was made available, complete and correct in all material respects and did not contain any untrue statement of a material fact or omit to state a fact necessary to make the statements contained therein not misleading in light of the time and circumstances under which such statements were made.  All financial projections that have been prepared by the Borrowers and made available to the Lender in connection with the negotiation of this Agreement have been prepared in good faith based upon reasonable assumptions.  There is no fact known to the Borrowers (other than matters of a general economic nature) that has had, or could reasonably be expected to have, a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to the Lender for use in connection with the transactions contemplated by this Agreement.

(j)

ERISA.  Neither Borrower nor any other member of the Controlled Group maintains, or is obligated to contribute to, any Multiemployer Plan or has incurred, or is reasonably expected to incur, any withdrawal liability to any Multiemployer Plan. Each Plan complies in all material respects with all applicable requirements of law and regulations.  Neither Borrower nor any member of the Controlled Group has, with respect to any Plan, failed to make any material contribution or pay any material amount required under Section 412 of the Code or Section 302 of ERISA or the terms of such Plan. The Borrowers have not engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan which may reasonably be expected to have a Material Adverse Effect. Within the last five years neither Borrower nor any member of the Controlled Group has engaged in a transaction which resulted in a Single Employer Plan with an Unfunded Liability being transferred out of the Controlled Group. No Termination Event has occurred or is reasonably expected to occur with respect to any Plan which is subject to Title IV of ERISA.

(k)

Compliance with Laws.  Each Borrower and each of their Subsidiaries is in compliance with all laws, statutes, rules, regulations and orders binding on or applicable to such Borrower (including, without limitation, all Environmental Laws), their Subsidiaries and all of their respective properties, except to the extent failure to so comply could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

(l)

Dividends.  There is no indenture, agreement or other contractual arrangement to which a Borrower or any Subsidiary is a party that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposing any condition upon, the declaration or payment of dividends or other distributions on any class of stock of any Subsidiary of a Borrower, other than such prohibitions, restraints and conditions which are disclosed in filings of the Borrowers with the Securities and Exchange Commission.

(m)

Title to Assets.  Each Borrower and each of its Subsidiaries has good, sufficient and legal title to all the Property and assets reflected in the Current Balance Sheet, free and clear of all Liens except Permitted Liens.

ARTICLE 5

COVENANTS OF THE BORROWERS

Section 5.1

Covenants.

During the term of this Agreement, unless the Lender shall otherwise consent in writing:

(a)

Financial Reporting.  The Borrowers will furnish to the Lender:

(i)

As soon as practicable and in any event within ninety (90) days after the close of each of its fiscal years, an audit report which is not qualified as to going concern or access or in any other material respect and which is certified by independent certified public accountants, reasonably acceptable to the Lender, prepared in accordance with GAAP on a Consolidated basis for the Borrowers and their Subsidiaries, including balance sheets as of the end of such period and related income and cash flow statements accompanied by a certificate of said accountants that, in the course of the examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Event of Default in respect of Section 5.01(m) or (n), or if, in the opinion of such accountants, any Default or Event of Default in respect of Section 5.01(m) or (n) shall exist, stating the nature and status thereof.

(ii)

As soon as practicable and in any event within forty five (45) days after the close of each quarterly period (other than the fourth quarterly period) of each of its fiscal years, for the Borrowers and their Subsidiaries, a Consolidated unaudited balance sheet as at the close of each such period and Consolidated income and cash flow statements for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

(iii)

Together with the financial statements required by clauses (i) and (ii), a compliance certificate in substantially the form of Exhibit D hereto signed by the chief financial officer of Holdings showing the calculations necessary to determine compliance with the financial covenants contained in this Agreement and stating that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof.

(iv)

Upon the earlier of (i) ten (10) days after the regulatory filing date or (ii) 45 days after the close of each of the first three fiscal quarters of each fiscal year of each Regulated Insurance Company,  copies of the Quarterly Statement of such Regulated Insurance Company, certified by such officers as shall be required by SAP of such Regulated Insurance Company, all such statements to be prepared in accordance with SAP consistently applied through the period reflected therein.

(v)

Upon the earlier of (i) fifteen (15) days after the regulatory filing date or (ii) 90 days after the close of each fiscal year of each Regulated Insurance Company, copies of the Annual Statement of such Regulated Insurance Company for such fiscal year together with the corresponding Management Discussion & Analysis, as certified by such officers as shall be required by SAP for such Regulated Insurance Company and prepared on the NAIC annual statement blanks (or such other form as shall be required by the jurisdiction of incorporation of each such Regulated Insurance Company), all such statements to be prepared in accordance with SAP consistently applied throughout the periods reflected therein.

(vi)

As soon as available and only to the extent such an audited statement is required to be prepared by any Governmental Authority, a copy of the audited annual statement of each Regulated Insurance Company on a Consolidated basis for the preceding year, as certified by such officers as shall be required by SAP for such entities and prepared on the form as shall be required by the jurisdictions in which they are filed, all such statements to be prepared in accordance with SAP consistently applied throughout the periods reflected therein and to be certified by independent certified public accountants of recognized national standing reasonably acceptable to the Lender.

(vii)

Within ninety (90) days after the close of each of its fiscal years, annual statutory statements for the Borrowers’ Insurance Subsidiaries on a Consolidated or combined basis, certified by such officers as shall be required by SAP, such statements to be prepared in accordance with SAP consistently applied throughout the periods reflected therein.

(viii)

As soon as possible and in any event within twenty (20) days after any Borrower knows that any Termination Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of Holdings, describing said Termination Event and the action which the Borrowers propose to take with respect thereto.

(ix)

Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which a Borrower or any of its Regulated Insurance Companies files with the Securities and Exchange Commission or any securities exchange.

(x)

Such other information (including, without limitation, non-financial information) as the Lender may from time to time reasonably request.

(b)

Use of Proceeds.  Borrowers will, and will cause each Subsidiary to, use the proceeds of the Loans for general corporate purposes and to finance the repurchase of common equity of Holdings.

(c)

Certain Notices.  Borrowers will give prompt notice in writing to the Lender of (i) the occurrence of any Default or Event of Default, (ii) any other development,

financial or otherwise, relating specifically to a Borrower which could reasonably be expected to have a Material Adverse Effect, (iii) the receipt of any notice from any Governmental Authority of the expiration without renewal, revocation or suspension of, or the institution of any proceedings to revoke or suspend, any material License now or hereafter held by any Regulated Insurance Company which is required to conduct insurance business in compliance with all applicable laws and regulations, (iv) the receipt of any notice from any Governmental Authority of the institution of any disciplinary proceedings against or in respect of any Regulated Insurance Company, or the issuance of any order, the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, or (v) any judicial or administrative order limiting or controlling the insurance business of any Regulated Insurance Company (and not the insurance industry generally) which has been issued or adopted and which could reasonably be expected to have a Material Adverse Effect.

(d)

Conduct of Business.  Each Borrower will, and will cause each Subsidiary to, do all things necessary (if applicable) to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where such failure to remain in good standing or to maintain such authority may not reasonably be expected to have a Material Adverse Effect. The Borrowers will cause each Regulated Insurance Company to (a) carry on or otherwise be associated with the business of a licensed insurance carrier and (b) do all things necessary to renew, extend and continue in effect all material Licenses which may at any time and from time to time be necessary for such Regulated Insurance Company to operate its insurance business in compliance with all applicable laws and regulations. The Borrowers will not enter into any derivative or rate hedging contract other than Rate Hedging Obligations.

(e)

Taxes.  Each Borrower will, and will cause each Subsidiary to, pay when due all material taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

(f)

Insurance.  Each Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all or substantially all of its Property, or shall maintain self-insurance, in such amounts and covering such risks as is consistent with sound business practice for Persons in substantially the same industry as the Borrowers or such Subsidiary, and the Borrowers will furnish to the Lender upon request full information as to the insurance carried.

(g)

Compliance with Laws.  The Borrowers will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject (including ERISA and applicable Environmental Laws), except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

(h)

Maintenance of Properties.  The Borrowers will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, except where the failure to so maintain, preserve, protect and repair could not reasonably be expected to have a Material Adverse Effect.

(i)

Inspection.  The Borrowers will, and will cause each Subsidiary to, permit the Lender, by its representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrowers and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrowers and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrowers and each Subsidiary with, and to be advised as to the same by, their respective officers upon reasonable notice and at such reasonable times and intervals as the Lender may designate.

(j)

Merger.  The Borrowers will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that (a) a Subsidiary may merge into a Borrower or a Wholly Owned Subsidiary and (b) a Borrower or any Subsidiary may merge or consolidate with any other Person provided that (i) such Borrower or Subsidiary shall be the continuing or surviving corporation, (ii) prior to and after giving effect to such merger or consolidation, no Default or Event of Default shall exist, and (iii) the transaction does not constitute or represent more than twenty percent (20%) of Holdings’ Net Worth.

(k)

Sale of Assets.  The Borrowers will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of a Substantial Portion of Property of a Borrower and their Subsidiaries on a Consolidated basis to any other Person(s) in any twelve month period; provided, however, that Subsidiaries shall be permitted to sell assets in the normal course of business for fair market value in arm’s-length transactions.

(l)

Liens.  The Borrowers will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in or on the Property of a Borrower or any of its Subsidiaries, except:

(i)

Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(ii)

Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

(iii)

Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation, including, without limitation, statutory deposits under applicable insurance laws;

(iv)

Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrowers or the Subsidiaries; or

(v)

Liens upon the Property of any Regulated Insurance Company incurred in the ordinary course of their business (collectively, the “Permitted Liens”).

(m)

Minimum Net Worth.  Borrowers shall not permit their Consolidated Net Worth on the last day of each fiscal quarter of Holdings to be less than $5,000,000,000.00 or $4,500,000,000.00 if such reduction in Consolidated Net Worth is due solely to unrealized losses in Holdings portfolio of debt and equity investments.

(n)

Leverage Ratio.  Borrowers shall not permit their Consolidated ratio of  Indebtedness for Borrowed Money to Total Capitalization at any time during each fiscal quarter of Borrowers to exceed the ratio of 0.30 to 1.00.

ARTICLE 6

EVENTS OF DEFAULT

Section 6.1

Events of Default.

If any of the following events (“Events of Default”) shall occur and be continuing:

(a)

Payments.  Borrowers shall fail to pay any principal of any Loan when the same becomes due and payable; or the Borrowers shall fail to pay any interest on any Loan or any other amount payable hereunder when due and such failure remains unremedied for three Business Days; or

(b)

Breach of Representation of Warranty.  Any representation or warranty made by the Borrowers herein or by a Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or

(c)

Breach of Contract.  (i)  Any Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(b), (c), (d), (g), (h), (i), (j), (k), (l), (m) or (n), or (ii) any Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed, and such failure remains unremedied for 45 days after notice thereof shall have been given to the Borrowers by the Lender; or

(d)

Material Indebtedness.  The Borrowers or any of their Subsidiaries shall fail to pay any principal of any other Indebtedness of the Borrowers or any such Subsidiaries which is outstanding in an aggregate principal amount of at least $20,000,000, or its equivalent in other currencies (in this clause (d) called “Material Indebtedness”), in the aggregate when the same becomes due and payable (whether at scheduled maturity, by required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any Material Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of any Material Indebtedness, or to require the same to be prepaid or defeased (other than by a regularly required payment); or

(e)

General Assignment for Benefit of Creditors.   The Borrowers or any of their Subsidiaries shall generally not pay their debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against a Borrower or any of their Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against a Borrower or any of their Subsidiaries, such proceeding shall remain undismissed or unstayed for a period of 60 days; or a Borrower or any of their Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

(f)

Insolvency.  In connection with the actual or alleged insolvency of any Regulated Insurance Company, any Applicable Insurance Regulatory Authority shall appoint a rehabilitator, receiver, custodian, trustee, conservator or liquidator or the like (collectively, a “conservator”), or cause possession of all or any substantial portion of the property of such Regulated Insurance Company to be taken by any conservator (or any Applicable Insurance Regulatory Authority shall commence any action to effect any of the foregoing); or

(g)

Change of Control.  A Change in Control shall occur; or

(h)

Judgments.  A Borrower or any of their Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money, either singly or in the aggregate, in excess of $5,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith; or

(i)

ERISA.  A Borrower shall terminate, or the PBGC shall institute proceedings under Title IV of ERISA to terminate, or to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Single Employer Plan having Unfunded Liabilities in excess of $5,000,000;

then, and in any such event, the Lender may (i) by notice to the Borrowers, declare the obligation of the Lender to make Loans to be terminated, whereupon the same shall forthwith terminate, and (ii) by notice to the Borrowers, declare the Loans, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that in the event of an Event of Default with respect to a Borrower of the kind referred to in clause (e) above, or with respect to any of its Subsidiaries of the kind referred to in clause (f) above, (A) the obligation of the Lender to make Loans shall automatically be terminated and (B) the Loans, all such interest and all such amounts shall automatically become and be due and payable.

Section 6.2

Permitted Waivers.  Borrowers and Lender expressly acknowledge that any of the Events of Default set forth in 6.01 may be waived, in whole or in part, at the discretion of Lender, if any such Event of Default shall occur.

ARTICLE 7

MISCELLANEOUS

Section 7.1

Amendments, Etc.

No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrowers and the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Agreement and the other Loan Documents constitute the entire agreement of the parties with respect to the subject matter hereof and thereof.

Section 7.2

Notices, Etc.

(a)

All notices and other communications provided for hereunder shall be in writing (including telecopier) and mailed, telecopied or delivered by hand to the Borrowers, or the Lender at such parties address listed on the signature pages hereto, or such other address as designated in writing to the other party.  All such notices and communications shall be deemed to have been duly given or made (i) in the case of hand deliveries, when delivered by hand, (ii) in the case of mailed notices, three Business Days after being deposited in the mail, postage prepaid, and (iii) in the case of telecopier notice, when transmitted and confirmed during normal business hours (or, if delivered after the close of normal business hours, at the beginning of business hours on the next Business Day), except that notices and communications to the Lender pursuant to Article 2 shall not be effective until received by the Lender.

Section 7.3

No Waiver; Remedies.

No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 7.4

Costs, Expenses and Indemnification.

(a)

Costs and Expenses.  Borrowers agree to pay and reimburse on demand all reasonable costs and expenses of the Lender in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender with respect thereto.  Borrowers further agree to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses of the Lender), incurred by them in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 7.04(a).  Such reasonable fees and out-of-pocket expenses shall be reimbursed by the Borrowers upon presentation to the Borrowers of a statement of account evidencing in reasonable detail such fees and expenses.

(b)

Eurodollar Funding Costs.  If any payment of principal of, or Conversion or Continuation of, any Eurodollar Rate Loan is made other than on the last day of an Interest Period for a Loan as a result of any optional or mandatory prepayment, acceleration of the maturity of the Loans pursuant to Section 6.01 or for any other reason, the Borrowers shall pay to the Lender any amounts required to compensate the Lender for any additional losses, costs or expenses (other than loss of profit) which it may reasonably incur as a result of such payment, Continuation or Conversion and the liquidation or reemployment of deposits or other funds acquired by the Lender to fund or maintain such Loan.  A certificate as to the amount of such losses, costs and expenses, submitted to the Borrowers by the Lender, shall be conclusive and binding for all purposes, absent manifest error.

(c)

Indemnification. Each Borrower hereby agrees to defend, indemnify and hold harmless the Lender and each of their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any and all losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation, or other proceeding (whether or not the Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Agreement, any other Loan Document or the Loan, including without limitation reasonable attorney’s fees and consultant’s fees, except o the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

Section 7.5

Binding Effect.

This Agreement shall become effective when it shall have been executed by the Borrowers and the Lender and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Lender and their respective successors and permitted assigns, except that the Borrowers shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

Section 7.6

Assignments and Participations.

(a)

Assignments.  The Lender may, without consent of the Borrower, assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Loans owing to it); provided that:

(i)

each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations of the assigning Lender under this Agreement,

(ii)

except in the case of an assignment by a Lender to one of its Affiliates or to another Lender, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of such assignment) shall in no event be less than the lesser of (x) the Commitment hereunder and (y) $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and

(iii)

each such assignment shall be to an Eligible Assignee.

Upon such assignment, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, the Lender shall cease to be a party hereto).

(b)

Participations.  The Lender may sell participations to one or more Persons (excluding any Persons primarily engaged in the insurance or mutual fund business) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) the Lender’s obligations under this Agreement (including, without limitation, its Commitment to the Borrowers hereunder) shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrowers, shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement, (iv) in any proceeding under the Federal Bankruptcy Code in respect of a Borrower, the Lender shall remain and be, to the fullest extent permitted by law, the sole representative with respect to the rights and obligations held in the name of the Lender (whether such rights or obligations are for the Lender’s own account or for the account of any participant) and (v) no participant under any such participation agreement shall have any right to approve any amendment or waiver of any provision of this Agreement, or to consent to any departure by a Borrower therefrom, except to the extent that any such amendment, waiver or consent would (x) reduce the principal of, or interest on, the Notes, in each case to the extent the same are subject to such participation, or (y) postpone any date fixed for the payment of principal of, or interest on, the Loans, in each case to the extent the same are subject to such participation.   Each holder of a participation in any rights under the Loan Documents, if and to the extent the applicable participation agreement so provides, shall, with respect to such participation, be entitled to all of the rights of the Lender  as fully as though it were the Lender under Sections 2.08, 2.12, 2.13, 2.15, 2.16 and 7.04 and may exercise any and all rights of set-off with respect to such participation as fully as though the Borrower were directly indebted to the holder of such participation for Loans in the amount of such participation

(c)

Disclosure of Information.  The Lender may, in connection with any permitted assignment or participation or proposed assignment or participation pursuant to this Section 7.06 and subject to the provisions of Section 7.12, disclose to the assignee or participant or proposed assignee or participant any information relating to a Borrower or any of their Subsidiaries or Affiliates furnished to the Lender by or on behalf of the Borrowers.

(d)

Security at Federal Reserve Bank.  Notwithstanding any other provision set forth in this Agreement, the Lender may at any time, without the consent of the Borrowers, create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

(e)

Assignment to Affiliate.  Notwithstanding any other provision set forth in this Agreement, the Lender may at any time, without the consent of the Borrowers, assign to an Affiliate of the Lender (excluding any Affiliate of the Lender primarily engaged in the insurance or mutual fund business) all or any portion of its rights (but not its obligations) under this Agreement.

(f)

Assignment to SPC.  Notwithstanding any other provision set forth in this Agreement, the Lender may grant to a special purpose funding vehicle (an “SPC”) the option to fund all or any part of any Loan that the Lender would otherwise be obligated to fund pursuant to this Agreement; provided, that (i) nothing herein shall constitute a commitment by an SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to fund all or any part of such Loan, the Lender shall be obligated to fund such Loan pursuant to the terms hereof, (iii) no SPC shall have any voting rights hereunder (all such voting rights being retained by the Lender) and (iv) with respect to notices, payment and other matters hereunder, the Lender shall not be obligated to deal with an SPC, but may limit their communications and other dealings relevant to such SPC to the Lender.  The funding of a Loan by an SPC hereunder shall utilize the Commitment of the Lender to the same extent that, and as if, such Loan were funded by the Lender.  In furtherance of the foregoing, each party hereto hereby agrees (which agreements shall survive termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof.  Notwithstanding anything to the contrary contained in this Agreement, (i) any SPC may disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee to such SPC, and (ii) the consent of the Borrower shall not be required for any assignment or grant to an SPC hereunder.

Section 7.7

Governing Law; Jurisdiction and Venue.

THE LENDER ACCEPTS THIS AGREEMENT AT CINCINNATI, OHIO BY ACKNOWLEDGING AND AGREEING TO IT THERE.  ANY DISPUTE BETWEEN BORROWERS AND THE LENDER, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE SUBSTANTIVE INTERNAL LAWS AND STATUTES OF LIMITATION (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF OHIO.

The Lender and each Borrower hereby designate all courts of record sitting in Cincinnati, Ohio, both state and federal, as forums where any action, suit or proceeding in respect of or arising out of this Agreement, the Notes, Loan Documents, or the transactions contemplated by this Agreement shall be prosecuted as to all parties, their successors and assigns, and by the foregoing designations the Lender, and each Borrower consents to the jurisdiction and venue of such courts.  THE LENDER AND EACH BORROWER WAIVE ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN THE STATE OF OHIO FOR THE PURPOSES OF LITIGATION TO ENFORCE ANY RIGHTS OR OBLIGATIONS ARISING FROM THIS AGREEMENT.  In the event such litigation is commenced, the Lender and each Borrower agree that service of process may be made and personal jurisdiction over any of them obtained by service of a copy of the summons, complaint and other pleadings required to commence such litigation upon the respective party’s appointed agent for service of process in the State of Ohio.

Section 7.8

Severability.

In case any provision in this Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Agreement, as the case may be, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 7.9

Execution in Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Any counterpart hereof may be executed and delivered via telecopier, and each such counterpart so executed and delivered shall have the same force and effect as an originally executed and delivered counterpart hereof.

Section 7.10

Survival.

The obligations of each Borrower under Section 2.02(b), Section 2.08, Section 2.12, Section 2.15 and Section 7.04, shall survive the repayment of the Loans and the termination of the Commitment.  In addition, each representation and warranty made, or deemed to be made by any Notice of Borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and the Lender shall not be deemed to have waived, by reason of making any Loan, any Default or Event of Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

Section 7.11

Waiver of Jury Trial.

EACH BORROWER, AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.12

Confidentiality.

The Lender agrees to hold any confidential information which it may receive from the Borrowers or any of their Subsidiaries or Affiliates pursuant to this Agreement in confidence and for use in connection with this Agreement, including without limitation, for use in connection with its rights and remedies hereunder, except for disclosure (a) to legal counsel, accountants, and other professional advisors to the Lender, (b) to regulatory officials, (c) as requested pursuant to or as required by law, regulation, or legal process, (d) in connection with any legal proceeding to which the Lender is a party and (e) to a proposed assignee or participant permitted under Section 7.06 which shall have agreed in writing for the benefit of the Borrowers and their Subsidiaries and Affiliates to keep such disclosed confidential information confidential in accordance with this Section 7.12.

Section 7.13

Nonliability of Lender.

The relationship between the Borrowers and the Lender shall be solely that of borrower and lender.  The Lender shall not have any fiduciary responsibilities to the Borrowers.  the Lender does not undertakes any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of any Borrower’s business or operations.

[Signature page follows.  Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Address:

Cincinnati Financial Corporation

6200 South Gilmore Road

Fairfield, Ohio 45014

Attn: Kenneth W. Stecher

c/o Cincinnati Financial Corporation

6200 South Gilmore Road

Fairfield, Ohio 45014

Attn: Kenneth W. Stecher

MD 109054-2060

38 Fountain Square Plaza

Cincinnati, OH 45263

Attn: Andrew Hauck

BORROWERS:

CINCINNATI FINANCIAL CORPORATION

By  ___________________________________

Name:

Title:

CFC INVESTMENT COMPANY

By  ____________________________________

Name:

Title:

LENDER:

FIFTH THIRD BANK

By  ______________________________________

Name:

Title:

EXHIBIT A

PROMISSORY NOTE

$50,000,000.00

 Cincinnati, Ohio

 May 31, 2005

THIS REVOLVING CREDIT NOTE (“Note”) is made and entered into as of the date hereof by CINCINNATI FINANCIAL CORPORATION, an Ohio corporation, and CFC INVESTMENT COMPANY, an Ohio corporation, (collectively the “Borrowers” and each individually a “Borrower”) to the order of FIFTH THIRD BANK (hereinafter, together with its permitted successors and assigns, called “Bank”).

This Note has been executed and delivered pursuant to a certain Credit Agreement dated as of May 31, 2005, among Borrowers and Fifth Third Bank, an Ohio banking corporation, as Lender (as amended, supplemented or modified from time to time, the “Credit Agreement”), and is subject to the terms and conditions of the Credit Agreement, including without limitation, acceleration upon the terms provided therein.  All capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement unless the context hereof requires otherwise.

Borrowers, for value received, promise to pay to the order of Bank, at its Lending Office, in accordance with the Credit Agreement, the principal sum of FIFTY MILLION AND 00/100 DOLLARS ($50,000,000.00) (the “Credit Commitment”) or so much thereof as is loaned by Bank pursuant to the provisions hereof and the terms and provisions of the Credit Agreement, together with interest on the unpaid principal amount thereof at the rate of interest, as set forth in Section 2.07 of the Credit Agreement (“Interest Rate”).  Interest shall be due and payable as set forth in the Credit Agreement.  Principal and all remaining accrued interest shall be due and payable on or before the Maturity Date, or as otherwise provided in the Credit Agreement.

This Note is subject to mandatory prepayment upon the terms and conditions set forth in the Credit Agreement.  This Note may be prepaid in whole or in part as set forth in the Credit Agreement.

If this Note is accelerated pursuant to the Credit Agreement, or if a Default or an Event of Default with respect to any monetary payment under the Credit Agreement shall have occurred, and during the period in which such Default or Event of Default is continuing, the outstanding principal and all accrued interest as well as any other Obligations due Bank under any Loan Document shall bear interest at four percent (4%) above the Interest Rate.

Subject to the terms and conditions of the Credit Agreement and until the Maturity Date, Borrowers may borrow, repay and reborrow from Bank and Bank hereby agrees to lend and relend to Borrowers such amounts not to exceed Bank’s Commitment as the Borrowers may from time to time request.

Each Borrower hereby agrees that no action, failure to act or failure to exercise any right or remedy, on the part of Bank shall in any way affect or impair the obligations of Borrowers or be construed as a waiver by Bank of, or otherwise affect, any of Bank’s rights under this Note, or under any endorsement or guaranty of this Note.

Anything herein to the contrary notwithstanding, the obligations of Borrowers under this Note, the Credit Agreement or any other Loan Documents shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by any Bank would be contrary to the provisions of law applicable to such Bank limiting the maximum rate of interest that may be charged or collected by the Bank.  Without limiting the generality of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note which are made for the purposes of determining whether such rate of interest exceeds the maximum rate of interest permitted by applicable law shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of this Note, all interest at any time contracted for, charged or received in connection with the indebtedness evidenced by this Note, and then to the extent that any excess remains, all such excess shall be automatically credited against and in reduction of the principal balance, and any portion of said excess which exceeds the principal balance shall be paid by Bank to Borrowers, it being the intent of the parties hereto that under no circumstances shall Borrowers be required to pay any interest in excess of the highest rate permissible under applicable law.

The provisions of this note shall be governed by and interpreted in accordance with the laws of the State of Ohio.

The undersigned hereby designates all courts of record sitting in Cincinnati, Ohio and having jurisdiction over the subject matter, state and federal, as forums where any action, suit or proceeding in respect of or arising from or out of this Note, its making, validity or performance, may be prosecuted as to all parties, their successors and assigns, and by the foregoing designation the undersigned consents to the jurisdiction and venue of such courts.

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TIME IS OF THE ESSENCE IN THE PERFORMANCE OF THE OBLIGATIONS OF THIS NOTE.

IN WITNESS WHEREOF, the undersigned has executed this Revolving Credit Note as of the day and year set forth above.

CINCINNATI FINANCIAL CORPORATION

By: ______________________________________

Name:____________________________________

Title:_____________________________________

CFC INVESTMENT COMPANY

By: ______________________________________

Name:____________________________________

Title:_____________________________________